EXHIBIT 23.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this Form S-8 Registration Statement of our report dated March 18, 2003 except for Note 3, as to which the date is April 17, 2003, included in the GlobeTel Communications Corp. (f/k/a American Diversified Group, Inc.) Form 10-KSB for the year ended December 31, 2002, and to all references to our Firm included in this Form S-8 Registration Statement.

/s/ DOHAN AND COMPANY, PA
DOHAN AND COMPANY, PA Certified Public Accountants

July 30, 2003